Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements of NovaDel Pharma Inc. on Form S-8 (File Nos. 333-42103 and 333-116665), Forms SB-2 (File Nos. 333-86262, 333-107122, and 333-112852) and Forms S-3/S-3A (File No. 333-126489) of our report dated September 16, 2005 on our audits of the financial statements of NovaDel Pharma Inc. as of July 31, 2005 and 2004 and for the years then ended.

/s/ J.H. Cohn LLP Roseland, New Jersey October 28, 2005